As filed with the Securities and Exchange Commission on May 16, 2007
Registration No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INSITE VISION INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3015807
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
965 Atlantic Avenue
Alameda, California 94501
(Address, Including Zip Code, of Principal Executive Offices)

InSite Vision Incorporated 1994 Stock Option Plan
InSite Vision Incorporated 1994 Employee Stock Purchase Plan
(Full Title of the Plans)

S. Kumar Chandrasekaran, Ph.D.
Chief Executive Officers
InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
(510) 865-8800
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Timothy R. Curry, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value per share, issuable under the 1994 Stock Option Plan	1,865,699(1) shares	$1.515(2)	$2,826,533.99(2)	$86.78(2)

Common Stock, $0.01 par value per share, issuable under the 1994 Employee Stock Purchase Plan	125,000(1) shares	$1.515(2)	$189,375(2)	$5.82(2)

Totals	1,990,699(1) shares	$1.515(2)	$3,015,908.99(2)	$92.60(2)

(1)
This Registration Statement covers, in addition to the number of shares of InSite Vision Incorporated, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the InSite Vision Incorporated 1994 Stock Option Plan and the InSite Vision Incorporated 1994 Employee Stock Purchase Plan (together, the “Plans”) as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)
Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 14, 2007, as quoted on the American Stock Exchange.  The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

     This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)
The Company’s Registration Statements on Form S-8, filed with the Commission on April 5, 2006, June 23, 2005, July 6, 2004, October 23, 2001, August 11, 2000, June 2, 1999, July 28, 1998 and June 23, 1997 (Commission File Nos. 333-126083, 333-117193, 333-72098, 333-79789, 333-60057 and 333-29801, respectively);

(b)
The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2006, filed with the Commission on March 15, 2007, as subsequently amended on April 30, 2007 (Commission File No. 001-14207);

(c)	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007, filed with the Commission on May 10, 2007 (Commission File No. 001-14207);

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on May 14, 2007, May 8, 2007, April 30, 2007 and February 22, 2007 (each, Commission File No. 001-14207); and

(e)
The description of the Company’s Common Stock contained in its Registration Statements on Form 8-A, filed with the Commission on August 27, 1993 and June 8, 1998 (Commission File Nos. 000-22332 and 000-14207, respectively), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 8.  Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda State of California, on May 16, 2007.

INSITE VISION INCORPORATED

By:	/s/ S. Kumar Chandrasekaran, Ph.D.
S. Kumar Chandrasekaran, Ph.D.
President, Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints S. Kumar Chandrasekaran, Ph.D., as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ S. Kumar Chandrasekaran, Ph.D.	Chairman of the Board, President, Chief Executive	May 16, 2007
S. Kumar Chandrasekaran, Ph.D.	Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Mitchell H. Friedlander, M.D.	Director	May 16, 2007
Mitchell H. Friedlander, M.D.

/s/ John L. Mattana	Director	May 16, 2007
John L. Mattana

/s/ Jon S. Saxe, Esq.	Director	May 16, 2007
Jon S. Saxe, Esq.

/s/ Anders P. Wiklund	Director	May 16, 2007
Anders P. Wiklund

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1
InSite Vision Incorporated 1994 Stock Option Plan. (Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed with the Commission on July 6, 2004 (Commission File No. 333-117193) and incorporated herein by this reference).

4.2
InSite Vision Incorporated 1994 Employee Stock Purchase Plan. (Filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8, filed with the Commission on July 6, 2004 (Commission File No. 333-117193) and incorporated herein by this reference).

5	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of Burr, Pilger & Mayer LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).